Exhibit 10.1

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is dated May 12, 2016, by and between the investor identified on the signature page hereto (the “Investor'') and xG Technology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), whereby the parties agree as follows:

1. Subscription.

Investor agrees to buy and the Company agrees to sell and issue to Investor such number of Units (the “Units” and each a “Unit”), each Unit consisting of (A) one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock''), and (B) one Warrant (the “Warrants”) to purchase one share of Common Stock, as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Units the Investor has agreed to purchase and (y) the purchase price per Unit as set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto.

The Units have been registered on a Registration Statement on Form S-3, Registration No. 333-197820 (the “Registration Statement”). The Registration Statement has been declared effective by the Securities and Exchange Commission and is effective on the date hereof. A final prospectus will be delivered to the Investor as required by law.

The completion of the purchase and sale of the Units (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and Roth Capital Partners, LLC (the “Placement Agent”), in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the Closing Date, the Investor shall pay the Purchase Price by wire transfer of immediately available funds to the escrow account per wire instructions as provided by the Placement Agent (the “Escrow Funds”). Upon satisfaction or waiver of all the conditions to closing set forth in the Placement Agency Agreement (the “Placement Agency Agreement”), dated May 12, 2016 between the Company and the Placement Agent, at the Closing, (i) the Investor shall have the Escrow Funds released to the Company, and (ii) the Company shall cause the Common Stock and Warrants to be delivered to the Investor as set forth below. Shares of Common Stock will be credited to the Investor using customary book-entry procedures and Warrants will be delivered in paper form.

Warrants purchased by the Investor shall be delivered in paper form to the following address, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.

Name in which Warrants should be issued:	Address for delivery:
c/o _______________________________
Street: ____________________________
City/State/Zip: ______________________
Attention: __________________________
Telephone No.: _____________________

The manner of settlement of the Common Stock purchased by the Investor shall be determined by such Investor as follows (check one):

[____]	A. Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES

—OR—

[____]	B. Delivery Versus Payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue the Common Stock registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Roth identified by the Investor; upon receipt of such Offered Securities, Roth shall promptly electronically deliver such Offered Securities to the Investor, and simultaneously therewith payment shall be made by Roth by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY ROTH OF THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE OFFERED SECURITIES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE OFFERED SECURITIES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

2. Representations, Warranties, Covenants and Agreements.

The Company has entered into the Placement Agency Agreement with the sole placement agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.

3. Additional Issuances of Securities.

3.1 For purposes of this Section 3, the following definitions shall apply:

(a)	“Board of Directors” means the board of directors of the Company.

(b)	“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)	“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(d)	“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e)	“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

Other defined terms in this Section 3 shall have the meaning ascribed to them in the Placement Agency Agreement.

3.2 From the date hereof until the earlier of (i) the two (2) year anniversary of the Closing Date or (ii) the date the Purchasers no longer hold any Warrants, the Company shall not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this section.

(a)	The Company shall deliver to each Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchasers at least fifty percent (50%) of the Offered Securities, allocated among such Purchasers (a) based on such Purchaser’s pro rata portion of the aggregate principal amount of securities purchased under the Placement Agency Agreement (the “Basic Amount”), and (b) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Purchasers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(b)	If the Subsequent Placement is being conducted as a private offering (whether by way of a confidentially marketed offering, a “PIPE” or any other method whereby the offering has not been made public), prior to delivering an Offer Notice (as defined below) to each Purchaser, the Company or its placement agent shall ask the Purchaser if it wants to be made aware of potentially material nonpublic information, brought “over the wall” and restricted from trading in a potential offering. The Purchaser shall have one (1) Business Day to decide if it wants to be brought “over the wall”. If the Purchaser agrees to be brought “over the wall”, the Company shall deliver to the Purchaser the Offer Notice as set forth in subsection 3.2(c) below. In the event that such Purchaser either declines or does not request such information from the Company within the one (1) Business Day after such request, the Purchaser shall be deemed to have waived its right to participate in the subject Subsequent Placement, but shall not be deemed to have waived any rights for any subsequent notices under this Section 3.2(c) for the duration of such right.

(c)	To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Purchasers a new Offer Notice and the Offer Period shall expire on the first (1st) Business Day after such Purchaser’s receipt of such new Offer Notice.

(d)	The Company shall have five (5) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”) but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(e)	In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3.2(d) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 3.2(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 3.2(d)) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 3.2(a) above.

(f)	Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.2(e)) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers and their respective counsel.

(g)	Notwithstanding anything to the contrary in this Section 3.2 and unless otherwise agreed to by the Purchasers, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Purchasers will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Purchaser with another Offer Notice and each Purchaser will again have the right of participation set forth in this Section 3.2.

(h)	Notwithstanding anything to the contrary in this Section 3.2, the Company shall not be permitted to deliver an Offer Notice to the Purchasers within thirty (30) days of the closing of a Subsequent Placement.

3.3 The restrictions contained in Section 3.2 shall not apply in connection with an Exempt Issuance.

4. Miscellaneous.

This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or via electronic format.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

[Signature Page to Follow]

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription Agreement.

xG TECHNOLOGY, INC.

By:
Name: Roger G. Branton
Title: CFO

Address for Notice: xG Technology, Inc. 240 S. Pineapple Avenue, Suite 701 Sarasota, FL 34236 Attention: Roger G. Branton Facsimile: 941-954-8595

Number of Units: _______________________________________________

Purchase Price per Unit: $0.07

Aggregate Purchase Price:_______________________________________

Exercise Price of Warrants: $0.1149

INVESTOR:

By:
Name
Title

Address for Notice:

EXHIBIT A

XG TECHNOLOGY, INC.

INVESTOR QUESTIONNAIRE

Pursuant to the Agreement, please provide us with the following information:

1. The exact name that your Units are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the Units:

8. Account Number at DTC Participant being credited with the Units:

9. Current ownership of Company Securities		Number of
(other than Units):	Type of Security	Securities